EXHIBIT 99.1

Medical Action Industries Reports Fourth Quarter and Annual Results for the Fiscal Year Ended March 31, 2013

BRENTWOOD, N.Y., June 11, 2013 (GLOBE NEWSWIRE) -- Medical Action Industries Inc. (the "Company") (Nasdaq:MDCI), a leading supplier of medical and surgical disposable products, today reported financial results for the fourth quarter and the twelve months ended March 31, 2013 (such twelve month period, "Fiscal Year 2013").

For the fourth quarter of Fiscal Year 2013, the Company reported net sales of $107.9 million, gross profit of $18.9 million or 17.5% of net sales, and net income of $0.7 million or $0.04 per diluted share. The Company generated EBITDA, as adjusted, of $6.8 million(2). These gross profit, net income and EBITDA, as adjusted, results represent significant improvements versus the comparable results for the same period of fiscal 2012. On a non-GAAP basis, excluding several adjustments described below, the Company generated non-GAAP net income of $1.2 million(1) or $0.08(1) per diluted share.

For Fiscal Year 2013, the Company reported net sales of $441.6 million, gross profit of $72.4 million or 16.4% of net sales, EBITDA, as adjusted, of $20.7 million(2) and a net loss of $54.9 million or $3.35 per diluted share. The net loss related principally to the impairment of goodwill, previously disclosed in the third quarter of Fiscal Year 2013 and revised in the fourth quarter of Fiscal Year 2013, of $57.0 million, net of revision and income tax benefit, determined in connection with the Company's annual goodwill impairment test. On a non-GAAP basis, excluding several adjustments described below, the Company generated non-GAAP net income of $3.9 million(1) or $0.24(1) per diluted share.

Additionally, on May 17, 2013, the Company entered into a credit agreement (the "New Credit Agreement") with Wells Fargo Bank, National Association. The New Credit Agreement provides for a maximum borrowing capacity of $65.0 million consisting of term and revolving loans. A portion of the proceeds from the New Credit Agreement was used to repay all amounts owed under the Company's prior credit agreement (the "Prior Credit Agreement"). The New Credit Agreement removed certain restrictive covenants and other obligations to which the Company was subject under the Prior Credit Agreement and will generally result in lower interest rates. During Fiscal Year 2013, the Company reduced the balance outstanding under the Prior Credit Agreement by $23.0 million.

Paul D. Meringolo, Chief Executive Officer said, "Fiscal Year 2013 was a transitional year in which the Company made significant and positive strides towards realigning our business to improve focus and accountability with respect to our profitability and operating results. While we still have some challenges ahead, I'm proud of the progress we've made as a management team and I am excited about the momentum that continues to build as we move into Fiscal Year 2014. The recent addition of Paul Chapman to the role of President and Chief Operating Officer has energized our organization. His core values, proven track record of managing multiple business unit structures and ability to develop management teams that execute strategic goals is an important complement to our executive management team. Finally, these changes, coupled with our new credit facility reflect the measured approach management has taken during the past twelve months to improve our financial results and enhance stockholder value."

Fourth Quarter Results for Fiscal 2013

Net sales for the fourth quarter of Fiscal Year 2013 were $107.9 million, down $0.3 million or less than 1.0% from net sales of $108.2 million for the fourth quarter of the twelve month period ended March 31, 2012 (such twelve month period, "Fiscal Year 2012"). This modest decrease results in part from management's continued efforts to focus on profitable business and to decrease or eliminate unprofitable or non-core sales. The reported gross profit of $18.9 million, or 17.5% of net sales, represents continued success for the Company as we strive to return to higher levels of profitability. By comparison, gross profit in the fourth quarter of Fiscal Year 2012 amounted to $14.1 million or 13.0% of net sales. This improvement in gross profit is the result of management's cost savings initiatives, reduction of unprofitable sales, as well as a change in the mix of products sold.

On a GAAP basis, in the fourth quarter of Fiscal Year 2013, the Company reported net income of $0.7 million or $0.04 per diluted share, compared to a reported net loss of $2.5 million or $0.15 per diluted share for the same period of Fiscal Year 2012. Net income for the fourth quarter of Fiscal Year 2013 was, on an after-tax basis, negatively impacted by a write-off of inventory discrepancies at one of our facilities of $0.6 million and professional fees related to our Prior Credit Agreement of $0.5 million. These items were partially offset by a $0.6 million reduction to our initial goodwill impairment charge.

The Company generated non-GAAP net income (excluding the inventory adjustment, the goodwill impairment reduction and professional fees related to our Prior Credit Agreement) of $1.2 million(1)or $0.08(1) per diluted share for the fourth quarter of Fiscal Year 2013 compared to a non-GAAP net loss of $2.5 million(1) or $0.15(1) per diluted share for the same period of Fiscal Year 2012. EBITDA, as adjusted, for the fourth quarter of Fiscal Year 2013 was $6.8 million(2) compared to $1.3 million(2) for the same period of Fiscal Year 2012.

Annual Results for Fiscal Year 2013

Net sales for Fiscal Year 2013 were $441.6 million, an increase of $4.3 million or 1.0% from net sales of $437.3 million for Fiscal Year 2012. Our gross profit of $72.4 million or 16.4% of net sales in Fiscal Year 2013 has improved compared to the gross profit of $64.9 million or 14.8% for Fiscal Year 2012. This improvement in gross profit is the result of management's cost savings initiatives, reduction of unprofitable sales, as well as a change in the mix of products sold.

On a GAAP basis, for Fiscal Year 2013, the Company reported a net loss of $54.9 million or $3.35 per diluted share, compared to reported net income of $0.2 million or $0.01 per diluted share for the same period of Fiscal Year 2012. The results for Fiscal Year 2013 were, on an after-tax basis, impacted by the goodwill impairment charge of $57.0 million, a write-off of inventory discrepancies at one of our facilities of $0.6 million and professional fees related to our Prior Credit Agreement of $1.2 million. The results for Fiscal Year 2012 benefitted from an extraordinary gain of $0.5 million, net of income taxes, resulting from an insurance settlement associated with damaged inventories.

In Fiscal Year 2013, the Company generated non-GAAP net income (excluding the non-recurring adjustments mentioned above) of $3.9 million(1)or $0.24(1) per diluted share compared to non-GAAP net loss (excluding extraordinary gain) of $0.3 million(1) or $0.02(1) per diluted share in Fiscal Year 2012. EBITDA, as adjusted for the non-recurring items above, for Fiscal Year 2013 was $20.7 million(2) compared to $16.0 million(2) for Fiscal Year 2012.

Liquidity and Capital Resources

The Company manages cash and cash equivalent balances to minimize the amounts outstanding under the New Credit Agreement in an effort to reduce borrowing costs. The balance of cash and cash equivalents was $0.6 million at March 31, 2013, down $4.8 million from March 31, 2012. For Fiscal Year 2013, the Company reported cash provided by operating activities of $19.7 million compared to cash provided by operating activities of $4.0 million for Fiscal Year 2012.

As of March 31, 2013, the balance sheet classification of the Company's debt is based upon the maturity terms of the New Credit Agreement and the Company was in compliance with all covenants and financial ratios applicable under our Prior Credit Agreement. Furthermore, we believe that the anticipated future cash flow from operations, coupled with our cash on hand and available funds under our New Credit Agreement will be sufficient to meet working capital requirements for the next twelve months.

Investors Conference Call

The Company invites its stockholders and other interested parties to attend its conference call at 10:00 a.m. (ET) on June 11, 2013. You may listen to the conference call by calling (888) 868-9080 (domestic) or (973) 935-8511 (international); conference ID #87609853. The conference call will be simultaneously web cast on our website: www.medical-action.com. The complete call and discussion will be available for replay on our website beginning at 1:00 p.m. (ET) on June 11, 2013.

About Medical Action Industries Inc.

Medical Action Industries Inc. (Nasdaq:MDCI), is a diversified manufacturer and distributor of disposable medical devices and a leader in many of the markets where it competes. Its products are marketed primarily to acute care facilities in domestic and certain international markets. The Company has expanded its target market to include physician, dental and veterinary offices, out-patient surgery centers, long-term care facilities and laboratories. The Company's products are marketed nationally by its direct sales personnel and extensive network of healthcare distributors. The Company has preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. The Company's common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell Microcap® Index.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives for management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this news release are made as of the date hereof and are based on information available to us as of such date. The Company assumes no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "intends," "believes," "estimates," "potential," or "continue," or the negative thereof or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including manufacturing inefficiencies, termination or interruption of relationships with our suppliers, potential delays in obtaining regulatory approvals, product recalls, product liability claims, our inability to successfully manage growth through acquisitions, our failure to comply with governing regulations, risks of international procurement of raw materials and finished goods, market acceptance of our products, market price of our Common Stock, foreign currency fluctuations, resin volatility and other factors referred to in our press releases and reports filed with the Securities and Exchange Commission (the "SEC"). Please see the Company's filings with the SEC, including, without limitation, the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Qs, which identify specific factors that would cause actual results or events to differ materially from those described in the forward-looking statements.

MEDICAL ACTION INDUSTRIES INC. CONSOLIDATED BALANCE SHEETS (in millions, except per share data)

	March 31, 2013	March 31, 2012
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$ 0.6	$ 5.4
Accounts receivable, less allowance for doubtful accounts of $0.8 at March 31, 2013 and 2012	32.6	30.8
Inventories, net	53.0	53.8
Prepaid expenses	1.4	1.8
Deferred income taxes	1.4	3.1
Prepaid income taxes	1.0	1.3
Other current assets	2.3	1.9
Total current assets	92.3	98.2

Property, plant and equipment, net of accumulated depreciation of $38.1 at March 31, 2013 and $35.3 at March 31, 2012	45.0	49.1
Goodwill	30.0	107.8
Other intangible assets, net	36.6	39.2
Other assets, net	3.0	2.9
Total assets	$ 206.9	$ 297.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 13.5	$ 11.3
Accrued expenses	25.1	18.1
Current portion of capital lease obligations	0.2	0.1
Current portion of long-term debt	1.4	8.0
Total current liabilities	40.2	37.6

Other long-term liabilities	0.6	--
Deferred income taxes	6.4	29.5
Capital lease obligations, less current portion	13.5	13.7
Long-term debt, less current portion	51.3	67.7
Total liabilities	112.0	148.3

Stockholders' equity:
Common stock 40.0 shares authorized, $.001 par value; issued and outstanding 16.4 shares at March 31, 2013 and 2012	0.0	0.0
Additional paid-in capital	35.5	34.5
Accumulated other comprehensive loss	(0.8)	(0.7)
Retained earnings	60.2	115.0
Total stockholders' equity	94.9	148.8
Total liabilities and stockholders' equity	$ 206.9	$ 297.1

MEDICAL ACTION INDUSTRIES INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in millions, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)

Net sales	$ 107.9	$ 108.2	$ 441.6	$ 437.3
Cost of sales	89.0	94.1	369.2	372.4
Gross profit	18.9	14.1	72.4	64.9

Selling, general and administrative expenses	16.3	15.3	64.3	59.4
Goodwill impairment charge	(0.8)	--	77.8	--
Operating income (loss)	3.4	(1.1)	(69.7)	5.6

Interest expense, net	1.2	1.2	4.8	4.6

Income (loss) before income taxes and extraordinary items	2.2	(2.3)	(74.5)	1.0
Income tax expense (benefit)	1.5	0.2	(19.6)	1.3
Income (loss) before extraordinary items	0.7	(2.5)	(54.9)	(0.3)

Extraordinary gain, net of income taxes	--	0.0	--	0.5

Net income (loss)	$ 0.7	$ (2.5)	$ (54.9)	$ 0.2

Earnings (loss) per share:
Basic
Income (loss) before extraordinary items	$ 0.04	$ (0.15)	$ (3.35)	$ (0.02)
Extraordinary gain, net of income taxes	--	--	--	0.03
Net income (loss)	$ 0.04	$ (0.15)	$ (3.35)	$ 0.01
Weighted-average common shares outstanding (basic)	16.4	16.4	16.4	16.4

Diluted
Income (loss) before extraordinary items	$ 0.04	$ (0.15)	$ (3.35)	$ (0.02)
Extraordinary gain, net of income taxes	--	--	--	0.03
Net income (loss)	$ 0.04	$ (0.15)	$ (3.35)	$ 0.01
Weighted-average common shares outstanding (diluted)	16.4	16.4	16.4	16.4

Footnotes

The press release includes the use of non-GAAP financial measures that are not prepared in accordance with U.S. generally accepted accounting principles and that exclude the effects of a goodwill impairment charge (reduction), a write-off of inventory discrepancies at one of our facilities, professional fees related to our Prior Credit Agreement and an extraordinary gain. These non-GAAP financial measures should not be considered a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have been used in this press release because management believes they are useful to investors by providing greater transparency to the Company's operating performance.

  (1) Reconciliation of net income (loss) to non-GAAP net income and non-GAAP income (loss) per share

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
(in millions, except per share data)	2013	2012	2013	2012
	(Unaudited)		(Unaudited)

Net income (loss)	$ 0.7	$ (2.5)	$ (54.9)	$ 0.2

Adjustments, net of income taxes;
Inventory discrepancies	0.6	--	0.6	--
Extraordinary gain	--	--	--	(0.5)
Goodwill impairment charge (reduction)	(0.6)	--	57.0	--
Professional fees associated with Prior Credit Agreement	0.5	--	1.2	--
Non-GAAP net income (loss)	$ 1.2	$ (2.5)	$ 3.9	$ (0.3)

Non-GAAP diluted income (loss) per common share	$ 0.08	$ (0.15)	$ 0.24	$ (0.02)

Weighted average number of common shares outstanding - diluted	16.4	16.4	16.4	16.4

  (2) Reconciliation of net income (loss) to EBITDA and EBITDA, as adjusted

(dollars in millions)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)

Net income (loss)	$ 0.7	$ (2.5)	$ (54.9)	$ 0.2
Interest expense	1.2	1.2	4.8	4.6
Income tax expense (benefit)	1.5	0.2	(19.6)	1.3
Depreciation	1.2	1.3	5.0	5.7
Amortization	1.1	1.0	3.9	4.3
EBITDA	$ 5.7	$ 1.2	$ (60.8)	$ 16.1

Stock-based compensation	$ 0.2	$ 0.1	$ 1.0	$ 0.6
Inventory discrepancies	0.8	--	0.7	--
Extraordinary gain	--	--	--	(0.7)
Goodwill impairment charge (reduction)	(0.8)	--	77.8	--
Professional fees related to Prior Credit Agreement	0.9	--	2.0	--
EBITDA, as adjusted	$ 6.8	$ 1.3	$ 20.7	$ 16.0

EBITDA is defined as earnings (loss) before interest, income taxes, depreciation and amortization.  EBITDA is a non-GAAP financial measure.

EBITDA, as adjusted represents EBITDA as defined above adjusted for stock-based compensation, a write-off of inventory discrepancies at one of our facilities, an extraordinary gain, a goodwill impairment charge (reduction) and professional fees related to our Prior Credit Agreement. Stock-based compensation represents compensation expenses associated with stock options and restricted stock.

Management believes EBITDA and EBITDA, as adjusted, to be meaningful indicators of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentations of EBITDA and EBITDA, as adjusted, are non-GAAP financial measures commonly used by financial analysts and our lenders to measure operating performance. While management considers EBITDA and EBITDA, as adjusted, to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP. EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

CONTACT: John Sheffield
         Executive Vice President and Chief Financial Officer
         MEDICAL ACTION INDUSTRIES INC.
         (631) 231-4600